UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.03 is incorporated herein by reference.

The disclosure below describes our investment in Nevadan. All figures provided below are approximate.

On October 13, 2016, we, through our operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or our Operating Partnership, through BRG Glenridge, LLC, a Delaware limited liability company and a wholly owned subsidiary of our Operating Partnership, or BRG Glenridge, through BR Glenridge JV Member, LLC, a Delaware limited liability company and a wholly owned subsidiary of BRG Glenridge, or BR JV Member, acquired a 90.0% limited liability company interest, or the BRG Glenridge Interest, in BR Carroll Glenridge JV, LLC, a Delaware limited liability company, or BR Carroll JV Entity, which is the owner and holder of a 100% limited liability company interest in BR Carroll Glenridge, LLC, a Delaware limited liability company, or Property Owner. Property Owner concurrently acquired a 480-unit, multi-family community located in Atlanta, Georgia, or the Nevadan Property.

The material features of the investment in the joint venture are described below. The related acquisition financing for the Nevadan Property and our entry into certain guaranties under the loan documents are described under Item 2.03.

Following our investment in the Nevadan Property, the organizational structure with respect to the ownership of the Nevadan Property is such that: (i) the Nevadan Property is owned by Property Owner, (ii) Property Owner is wholly owned by BR Carroll JV Entity, (iii) and the BR Carroll JV Entity is a joint venture entity owned 90.0% by BR JV Member and 10.0% by Carroll Co-Invest IV Glenridge, LLC, a Georgia limited liability company, or Carroll Member.

BR Carroll JV Entity

BR JV Member initially invested approximately $22.77 million to acquire the BRG Glenridge Interest, and the Carroll Member initially invested approximately $2.53 million to acquire the remaining 10.0% equity interest in BR Carroll JV Entity. BR JV Member and the Carroll Member have entered into a joint venture operating agreement for the BR Carroll JV Entity, or the JV Agreement. The JV Agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry.

Management and Major Decisions

BR JV Member is manager of BR Carroll JV Entity, subject to oversight by a management committee, which is controlled by BR JV Member. Under the JV Agreement, decisions of the management committee are subject to major decisions that are reserved to the members. These major decisions require the consent of both members, and include, but are not limited to: (i) any capital transaction, including a refinancing or sale of the Nevadan Property; (ii) admission of additional members, subject to certain permitted affiliate transfers; (iii) liquidation, dissolution or termination of BR Carroll JV Entity or Property Owner; (iv) granting options, rights of first refusal, mortgages and similar interests in the Nevadan Property; (v) selling or otherwise disposing of the Nevadan Property; (vi) acquiring real property or other assets other than the Nevadan Property; (vii) taking actions that are reasonably likely to expose a party to liability under a loan guaranty; (viii) instituting or settling legal claims in excess of $50,000; (ix) entering into any agreement with an affiliated party; (x) amending, refinancing or replacing any financing to which BR Carroll JV Entity or Property Owner is a party, or which encumbers the Nevadan Property; (xi) incurring any capital expenses in excess of $50,000 unless pursuant to the approved annual business plan; (xii) making a loan to any member; (xiii) filing or initiating a bankruptcy or similar creditor protection action of BR Carroll JV Entity or Property Owner; (xiv) terminating the Property Management Agreement (as defined below) or declaring a default thereunder, subject to cure provisions, although BR JV Member has certain heightened remedial rights with respect to a default by the Carroll-affiliated property manager; (xv) any amendment to the organizational documents of BR Carroll JV Entity or Property Owner; or (xvi) making distributions to members other than in accordance with the JV Agreement. We refer to each of these herein as a JV Major Decision.

To the extent that BR JV Member and Carroll Member are not able to agree on a JV Major Decision on or after October 14, 2018, either party may initiate a buy-sell process compelling the other member to purchase the initiating party’s membership interest or sell to the initiating party the non-initiating party’s membership interest. On or after October 14, 2018, either party may also initiate a process to compel the sale of the Nevadan Property, and if the non-initiating party rejects the offer of sale, the initiating party may put its membership interest in BR Carroll JV Entity to the non-initiating party.

Additional Capital Contributions

The JV Agreement provides that either member may call for mandatory, protective additional capital contributions to protect BR Carroll JV Entity’s interest in the Nevadan Property (e.g., payment of taxes, repair of the property following uninsured damage, payment of insurance premiums), prevent a default under any financing (e.g., payment of debt service following an operating shortfall, reserves required by the lender, a reduction in principal required by the lender to meet loan to value requirements), or for funds required to refinance the Nevadan Property when the current financing has matured or will mature in the near future (e.g., commitment fees, loan application fees, equity infusions to meet market loan to value requirements). The JV Agreement further provides that the management committee may call for capital contributions as reasonably determined to be necessary to effect an investment or expenditure for the Nevadan Property, BR Carroll JV Entity or Property Owner.

Distributions

Pursuant to the provisions of the JV Agreement, distributions will be made as follows: (a) first, to the members in accordance with their ownership percentages until BR JV Member and Carroll Member each has received an internal rate of return of 10% and a return on its capital contributions equal to a 1.35 multiple thereof; and (b) second, (i) if a Carroll Change Event (as defined in the JV Agreement) has occurred, to the members in accordance with their ownership percentages, (ii) if a Carroll Change Event has not occurred, (x) an amount equal to 30% to Carroll Member and an amount equal to 70% to BR JV Member until BR JV Member has actually received and realized through distributions the greater of a 15% internal rate of return and a return on its capital contributions equal to a 1.5 multiple thereof, and then, (y) an amount equal to 40% to Carroll Member and an amount equal to 60% to BR JV Member.

For the first 24 months of the Property Management Agreement (as defined below), if distributable funds for any quarter are insufficient to provide BR JV Member and Carroll Member with a cash-on-cash return on their capital contributions equal to, when determined on a quarterly basis and annualized, nine percent, or the Minimum Return, a portion of the Property Management Fee (as defined below), equal to 16.67% of the Property Management Fee, will be withheld and distributed to BR JV Member and Carroll Member, in accordance with their membership interests, up to the amount necessary to satisfy the Minimum Return for BR JV Member and Carroll Member for such quarter. Any portion of the Property Management Fee withheld, as described above, will accrue and be cumulative. Such portion of the Property Management Fee will be paid from distributable funds in excess of the Minimum Return for any subsequent quarter until repaid in full.

Indirect Ownership Interests in the Nevadan Property

As a result of the structure described above, we hold a 90.0% indirect equity interest in the Nevadan Property and the Carroll Member holds the remaining 10.0% indirect equity interest.

The Nevadan Property

The Nevadan Property is a 480-unit, multi-family community located at 5501 Glenridge Drive NE, Atlanta, Georgia 30342. The property is located in Fulton County and is part of the Atlanta Metropolitan Statistical Area. It was built in 1990 and features one-, two- and three-bedroom units averaging 1,095 square feet and average monthly rents of $1,033 per occupied unit. The Nevadan Property features a large clubhouse and amenity area. Community amenities include a resort style swimming pool with a poolside grill and lounge area, a 24-hour fitness center, two lighted tennis courts and underground parking. The interiors of the units feature kitchens equipped with sheet vinyl flooring, formica countertops, frost free refrigerators with icemakers, electric range, and dual basin stainless steel sinks. Select units have a wood burning fireplace, vaulted ceilings, or a private balcony or patio.

The business plan of the BR Carroll JV Entity is to grow cash flow at the Nevadan Property through enhanced property management, a modest value-add renovation to unit interiors and improving the exterior curb appeal, amenities and common areas.

The Nevadan Property is managed by Carroll Management Group, LLC, an unaffiliated entity, or Property Manager, under a property management agreement, or the Property Management Agreement. The property management fee is 3.0% of annual gross cash revenues, or the Property Management Fee, payable monthly. Property Manager is also entitled to a construction management fee equal to 5.0% of any expenses incurred in connection with the original capital expenditure plan, as shown in Exhibit G to the Property Management Agreement. For capital improvements beyond those set forth on Exhibit G to the Property Management Agreement, compensation for such capital improvements shall be agreed to in advance by Property Owner and the Property Manager.

The total purchase price paid for the Nevadan Property was $68.25 million, which gives effect to a credit received from the seller in the amount of $1.25 million, based on arm’s length negotiations between an affiliate of Carroll Member and the unaffiliated seller of the Nevadan Property. In evaluating the Nevadan Property as a potential investment, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, submarket demographics, community features and amenities, location, price per unit and occupancy.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

Senior Loan Financing and Guaranty Obligations Related to the Nevadan Property

The acquisition of the Nevadan Property by Property Owner was funded with approximately $25.30 million of gross equity from BR Carroll JV Entity, and a senior mortgage loan made by KeyBank National Association, on behalf of Freddie Mac, or the Lender, to Property Owner in the original principal amount of approximately $48.43 million, or the Loan, which Loan is secured by the Nevadan Property.

The Loan will mature on November 1, 2023. The first payment on the Loan will be due December 1, 2016. The Loan requires monthly, interest only payments on the first day of each calendar month from December 1, 2016 up to, but not including, December 1, 2019 in an amount equal to the product of (A) annual interest on the unpaid principal balance of the Loan as of the first day of the calendar month immediately preceding such payment date at the 1-month LIBOR Index Rate for such calendar month plus 2.48%, or the Floating Rate, divided by 360, multiplied by (B) the number of days in such calendar month; provided, however, the Floating Rate is capped at 5.50%.

Thereafter and up to and including November 1, 2023, principal and accrued interest will be payable by Property Owner in monthly payments on the first day of each calendar month. The amount of each monthly installment of principal and interest payable will be calculated so as to equal the monthly payment amount which would be payable as if the unpaid principal balance of the Loan, as of the first day of the calendar month immediately preceding such payment date, was to be fully amortized, together with interest thereon at the Floating Rate in effect for such calendar month, in equal consecutive monthly payments paid on the first day of each calendar month over a period equal to 360 months minus the number of scheduled monthly installments of principal and interest that have elapsed since the date of the Loan. On November 1, 2023, all remaining indebtedness under the Loan, including all principal and interest, will be due and payable by Property Owner.

At the closing of the Nevadan Property, we entered into a Guaranty to provide certain standard scope non-recourse carveout guarantees (and related hazardous materials indemnities) to the Loan which generally call for protection against losses by the Lender for so-called “bad acts,” such as misrepresentations, and may include full recourse liability for more significant events such as bankruptcy, or the Guaranty. Our financial obligations under the Loan and the Guaranty, as discussed in this Item 2.03, arose on October 13, 2016 in connection with the closing of the Loan. Carroll Multifamily Real Estate Fund IV, LP, an affiliate of the Carroll Member, entered into the Guaranty on a joint and several basis with us and the parties additionally entered into a backstop agreement pursuant to which the liability under the Guaranty was allocated between the parties.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)          Exhibits.

Exhibit No.	Description

10.1	Limited Liability Company Agreement of BRG Glenridge, LLC by Bluerock Residential Holdings, L.P., dated as of August 2, 2016
10.2	Limited Liability Company Agreement of BR Glenridge JV Member, LLC by BRG Glenridge, LLC, dated as of August 2, 2016

10.3	Limited Liability Company Agreement of BR Carroll Glenridge JV, LLC by and between BR Glenridge JV Member, LLC and Carroll Co-Invest IV Glenridge, LLC, dated as of October 13, 2016
10.4	Limited Liability Company Agreement of BR Carroll Glenridge, LLC by BR Carroll Glenridge JV, LLC, dated as of August 2, 2016
10.5	Multifamily Loan and Security Agreement (Non-Recourse) by and between BR Carroll Glenridge, LLC and KeyBank National Association, dated as of October 13, 2016
10.6	Multifamily Note by BR Carroll Glenridge, LLC to and for the benefit of KeyBank National Association, dated as of October 13, 2016
10.7	Multifamily Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement by BR Carroll Glenridge, LLC to and for the benefit of KeyBank National Association, dated as of October 13, 2016
10.8	Assignment of Management Agreement and Subordination of Management Fees by and among BR Carroll Glenridge, LLC, KeyBank National Association and Carroll Management Group, LLC, dated as of October 13, 2016
10.9	Guaranty by Bluerock Residential Growth REIT, Inc. and Carroll Multifamily Real Estate Fund IV, LP to and for the benefit of KeyBank National Association, dated as of October 13, 2016
10.10	Assignment of Security Instrument by KeyBank National Association to Federal Home Loan Mortgage Corporation, dated as of October 13, 2016
10.11	Property Management Agreement by and between BR Carroll Glenridge, LLC and Carroll Management Group, LLC, dated as of October 13, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: October 19, 2016	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Limited Liability Company Agreement of BRG Glenridge, LLC by Bluerock Residential Holdings, L.P., dated as of August 2, 2016
10.2	Limited Liability Company Agreement of BR Glenridge JV Member, LLC by BRG Glenridge, LLC, dated as of August 2, 2016
10.3	Limited Liability Company Agreement of BR Carroll Glenridge JV, LLC by and between BR Glenridge JV Member, LLC and Carroll Co-Invest IV Glenridge, LLC, dated as of October 13, 2016
10.4	Limited Liability Company Agreement of BR Carroll Glenridge, LLC by BR Carroll Glenridge JV, LLC, dated as of August 2, 2016
10.5	Multifamily Loan and Security Agreement (Non-Recourse) by and between BR Carroll Glenridge, LLC and KeyBank National Association, dated as of October 13, 2016
10.6	Multifamily Note by BR Carroll Glenridge, LLC to and for the benefit of KeyBank National Association, dated as of October 13, 2016
10.7	Multifamily Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement by BR Carroll Glenridge, LLC to and for the benefit of KeyBank National Association, dated as of October 13, 2016
10.8	Assignment of Management Agreement and Subordination of Management Fees by and among BR Carroll Glenridge, LLC, KeyBank National Association and Carroll Management Group, LLC, dated as of October 13, 2016
10.9	Guaranty by Bluerock Residential Growth REIT, Inc. and Carroll Multifamily Real Estate Fund IV, LP to and for the benefit of KeyBank National Association, dated as of October 13, 2016
10.10	Assignment of Security Instrument by KeyBank National Association to Federal Home Loan Mortgage Corporation, dated as of October 13, 2016
10.11	Property Management Agreement by and between BR Carroll Glenridge, LLC and Carroll Management Group, LLC, dated as of October 13, 2016